   As filed with the Securities and Exchange Commission on November 26, 1997


                                                      Registration No. 333-35331
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           APPLIED FILMS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           COLORADO                           3674                          84-1311581
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)                 NO.)

                             6797 WINCHESTER CIRCLE
                            BOULDER, COLORADO 80301
                                 (303) 530-1411
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               CECIL VAN ALSBURG
                             6797 WINCHESTER CIRCLE
                            BOULDER, COLORADO 80301
                                 (303) 530-1411
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            WILLIAM J. LAWRENCE III                           JAMES C. T. LINFIELD
   VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP                    COOLEY GODWARD LLP
             333 BRIDGE ST., N.W.                         2595 CANYON BLVD., SUITE 250
            GRAND RAPIDS, MI 49504                              BOULDER, CO 80302
                (616) 336-6000                                   (303) 546-4000

                            ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                       SUPPLEMENT DATED NOVEMBER 26, 1997

                                       TO
                       PROSPECTUS DATED NOVEMBER 21, 1997
                                      FOR
                                1,900,000 SHARES
                                       OF
                           APPLIED FILMS CORPORATION
                                  COMMON STOCK
                                 (NO PAR VALUE)


     On the Prospectus cover and under the captions "The Offering," "Principal and Selling Shareholders" and "Underwriting," Donnelly Corporation is identified as a Selling Shareholder. In fact, Donnelly Corporation transferred its 1,400,000 shares in Applied Films Corporation (the "Company") to Donnelly Technology, Inc., Donnelly Corporation's wholly-owned subsidiary, immediately prior to the closing between the Company, the Selling Shareholders and the Underwriters. Therefore, Donnelly Technology, Inc. will be a Selling Shareholder with respect to 1,400,000 shares offered pursuant to the Prospectus.


THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-35331 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 26, 1997.


                                          APPLIED FILMS CORPORATION

                                          By:     /s/ CECIL VAN ALSBURG

                                            ------------------------------------
                                              Cecil Van Alsburg, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-35331 has been signed by the following persons in the capacities indicated on November 26, 1997.



                    SIGNATURES                                              TITLE
                    ----------                                              -----
                 /s/  Cecil Van Alsburg                President, Chief Executive Officer and Director
---------------------------------------------------    (principal executive officer)
                 Cecil Van Alsburg

                /s/  Thomas D. Schmidt*                Chief Financial Officer (principal financial
---------------------------------------------------    officer)
                 Thomas D. Schmidt

                   /s/  Roger Smith*                   Treasurer (principal accounting officer)
---------------------------------------------------
                    Roger Smith

                  /s/  John S. Chapin*                 Vice President -- Research, Secretary and
---------------------------------------------------    Director
                  John S. Chapin

                /s/  C. Richard Condon*                Vice President -- Engineering and Director
---------------------------------------------------
                 C. Richard Condon

               /s/  J. Dwane Baumgardner*              Director
---------------------------------------------------
               J. Dwane Baumgardner
                 /s/  James A. Knister*                Director
---------------------------------------------------
                 James A. Knister
                  /s/  Chad D. Quist*                  Director
---------------------------------------------------
                   Chad D. Quist

         *By        /s/  Cecil Van Alsburg
  ----------------------------------------------
        Cecil Van Alsburg, Attorney in Fact

                                 EXHIBIT INDEX


    EXHIBIT NO.                            DESCRIPTION
    -----------                            -----------
        1.1 *      Form of Underwriting Agreement
        1.2        Amendment No. 1 to Underwriting Agreement
        3.1 *      Amended and Restated Articles of Incorporation of Applied
                   Films Corporation
        3.2 *      Amended and Restated Bylaws of Applied Films Corporation
        4.1 *      Specimen common stock certificate
        5.1 *      Opinion of Varnum, Riddering, Schmidt & Howlett LLP
       10.1 *      1993 Stock Option Plan
       10.2 *      1997 Stock Option Plan
       10.3 *      Employee Stock Purchase Plan
       10.4        Form of Indemnity Agreement between Registrant and each of its Directors and Executive Officers
       10.5 *      Amended and Restated Credit Agreement, dated as of June 30,
                   1997, together with Security Agreement, dated June 30, 1994, each between Registrant and NBD Bank
       10.6 *      Partnership Agreement, dated January 1, 1981, by and among
                   James R. Loftus, Cecil W. Van Alsburg, Charles Richard
                   Condon and John S. Chapin, as amended by the Amendment to
                   Partnership Agreement of Winchester 44 Associates, dated as of April 14, 1993, by and among James R. Loftus, Cecil W.
                   Van Alsburg, Charles Richard Condon, John S. Chapin and
                   Registrant
       10.7 *      Agreement of Lease, dated July 1, 1993, between Randal
                   Bjerke and Registrant
       10.8 *      Lease Agreement, dated April 27, 1995, between Winchester 44
                   Associates and Registrant
       10.9 *      Lease, dated June 26, 1997, between Registrant and CFA LLC
       11.1 *      Statement re: computation of per share earnings
       21   *      Subsidiary of Applied Films Corporation
       23.1 *      Consent of Varnum, Riddering, Schmidt & Howlett LLP
                   (included in opinion filed as Exhibit 5.1)
       23.2        Consent of Arthur Andersen LLP
       24   *      Power of Attorney (included on page II-3)
       27   *      Financial Data Schedule (EDGAR filing only)


-------------------------
* Previously filed.